Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of St. Jude Medical, Inc. of our reports dated February 29, 2012, with respect to the consolidated financial statements of St. Jude Medical, Inc., and the effectiveness of internal control over financial reporting of St. Jude Medical, Inc., included in the 2011 Annual Report to Shareholders of St. Jude Medical, Inc.

Our audits also included the financial statement schedule of St. Jude Medical, Inc. listed in Item 15(a)(2). This schedule is the responsibility of St. Jude Medical, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 29, 2012, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160726) and Form S-8 (Nos. 33-54435, 333-42945, 333-42668, 333-96697, 333-130180, 333-136398, 333-143090, 333-149440, 333-150839 and 333-176200) of St. Jude Medical, Inc. of our reports dated February 29, 2012, with respect to the consolidated financial statements of St. Jude Medical, Inc., and the effectiveness of internal control over financial reporting of St. Jude Medical, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of St. Jude Medical, Inc. included in this Annual Report (Form 10-K) of St. Jude Medical, Inc.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 29, 2012